Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of the [    ] day of [                    ], 2017 (“Effective Date”) among Starwood Capital Group, L.L.C. (the “Licensor”), on the one hand, and Starwood Real Estate Income Trust, Inc., a corporation organized under the laws of the State of Maryland (the “REIT”), Starwood REIT Operating Partnership, L.P. (the “OP”) Starwood REIT Advisors, L.L.C., a Delaware limited liability company (the “Advisor” and, together with the REIT and the OP, the “Licensees”), on the other hand.

WHEREAS, Licensor is the owner of the service mark, corporate name and trade name and logo with respect to “Starwood”, as set forth in U.S. Registration Nos. 2181927 and 3531551 (the “Mark”), which registrations are attached hereto as Exhibit A;

WHEREAS, the REIT is a real estate operating company that intends to conduct its operations as a real estate investment trust;

WHEREAS, the Advisor intends to serve as the external manager of the REIT; and

WHEREAS, Licensees desire to operate the Licensee Business (as defined below) using the Company Name (as defined below) and Licensor is willing to permit Licensee to use the Company Name.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Grant of Rights; Sublicensing.

Section 1.1. License Grant. Subject to the terms and conditions herein, Licensor hereby grants to Licensees a fully paid-up, royalty-free, nonexclusive, nontransferable (subject to Section 8), worldwide license to use the Mark during the Term of this Agreement, solely (a) in connection with the conduct of the REIT’s operations as a real estate investment trust, which grant does not include the right to use the Mark in connection with hotels or motels, nor in connection with the creation or management or naming of investment funds (pooled or otherwise) nor with respect to single-family or multi-family rental homes or residential mortgage loans (the “Licensee Business”); and (b) as part of the trademark, corporate name, website or trade name Starwood Real Estate Income Trust, Inc. (as set forth on Exhibit B hereto) (collectively, the “Company Name”); provided that the manner in which the Mark is depicted, including in any website, is subject to prior written approval of the Licensor; except only as set forth on Exhibit B. Licensee shall have no right to use the Mark standing alone or to use any modification, stylization or derivative of (or, other than as set forth on Exhibit A hereto, a logo containing) the Mark without the prior written consent of Licensor in its sole discretion.

Section 1.2. Sublicensing. Each Licensee shall not sublicense its rights under this Agreement except to a current or future majority-owned subsidiary of such Licensee, and then only with the prior written consent of Licensor, provided that (a) no such subsidiary shall use the Mark as part of a name other than the Company Name without the prior written consent of

Licensor in its sole discretion and (b) any such sublicense shall terminate automatically, with no need for written notice, if (x) such entity ceases to be a majority-owned and controlled subsidiary, (y) this Agreement terminates for any reason or (z) Licensor gives notice of such termination. Licensee shall be responsible for any such sublicensee’s compliance with the provisions of this Agreement, and any breach by a sublicensee of any such provision shall constitute a breach of this Agreement by Licensee.

Section 1.3. Subsidiaries. Neither Licensee nor any of their current or future subsidiaries shall use a new trademark, corporate name, trade name or logo that contains the Mark without the prior written consent of Licensor in its sole discretion, and any resulting license shall be governed by a new agreement between the applicable parties and/or an amendment to this Agreement.

Reservation of Rights. All rights not expressly granted to Licensees in this Agreement are reserved to Licensor.

2. Ownership. Licensees acknowledge and agree that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Mark. Licensees agree not to do anything inconsistent with such ownership, including directly or indirectly challenging, contesting or otherwise disputing the validity or enforceability of, or Licensor’s ownership of or right, title or interest in, the Mark (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The parties intend that any and all goodwill in the Mark arising from Licensees’ or any applicable sublicensee’s use of the Mark shall inure solely to the benefit of Licensor. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Mark, Licensees hereby irrevocably assign (or shall cause such sublicensee to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.

3. Registration. Licensor agrees that Licensees may register the Company Name as a corporate name, provided that such registration shall not grant Licensee any interest in the Mark. Licensees shall not register a domain name or a social media identifier containing or comprising the Mark without Licensor’s prior written consent, which shall not be unreasonably withheld, provided that (a) at Licensor’s option, Licensor may serve as the registrant or owner of record of such domain name or social media identifier, and (b) if Licensor allows Licensees to serve as the registrant or owner of record of such domain name or social media identifier, such registration shall not grant Licensees any interest in the Mark.

4. Use of the Company Name.

Section 4.1. Quality Control. Licensees shall use the Mark in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice, wherever the Mark is used. Licensees shall not take any action that could be expected to be detrimental to the Mark or the goodwill associated therewith. Licensees shall use with the Mark any applicable trademark notices as may be requested by Licensor or required under applicable laws.

Section 4.2. Samples. Upon request by Licensor, Licensees shall furnish to Licensor representative samples of all advertising, website usage and promotional materials in any media that use the Mark. Licensee shall make any changes to such materials that Licensor requests to comply with Section 4.1, or to preserve the validity of Licensor’s rights in the Mark.

Section 4.3. Compliance with Laws. Licensee shall, at its sole expense, comply at all times with all applicable laws, regulations, exchange and other rules and reputable industry practice pertaining to the Licensee Business and the use of the Mark.

5. Termination.

Section 5.1. Term. The term of this Agreement (“Term”) commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to the other provisions of this Section 5.

Section 5.2. Termination for Convenience. Any party may terminate this Agreement for any reason upon 90 days’ prior written notice to the other parties; provided, however, that upon notification of termination by either Licensee under this Section 5.2, Licensor may elect to effect termination of this Agreement immediately at any time after 30 days from date of such notification.

Section 5.3. Termination for Breach. If any party materially breaches one or more of its obligations hereunder, any other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days written notice thereof (or any mutually-agreed extension). Licensor may terminate this Agreement immediately, effective upon written notice, if Licensee violates or attempts to violate Section 9.

Section 5.4. Termination of Advisory Agreement. This Agreement shall terminate immediately upon written notice from the Licensor if (a) either the Advisor or another affiliate (controlled by, or under common control with the Licensor) of Licensor is no longer acting as the external advisor to the REIT under an advisory agreement (as the same may be amended, modified or otherwise restated, the “Advisory Agreement”), or a similar agreement, or (b) if the Advisor is no longer an affiliate, controlled by, or under common control with, the Licensor. Additionally, upon notification of termination or non-renewal of the Advisory Agreement, Licensor may elect to effect termination of this Agreement at any time.

Section 5.5. Termination for Bankruptcy. Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) any Licensee makes an assignment for the benefit of creditors; (b) any Licensee admits in writing its inability to pay debts as they mature; (c) a trustee or receiver is appointed for a substantial part of any Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against any Licensee which is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy. In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensees’ rights regarding the Mark while the Licensees attempt to remedy the situation.

Section 5.6. Effect of Termination; Survival. Upon termination of this Agreement for any reason, (a) Licensees shall immediately, except as required by law, regulation or exchange rules (as evidenced by written opinion of counsel to Licensee), (i) cease all use of the Mark, (ii) at Licensor’s option, cancel or transfer to Licensor any corporate names, domain names, websites or social media identifiers containing or comprising the Mark and (iii) destroy all existing inventory of materials bearing the Mark, in each case, at Licensees’ expense; and (b) the parties shall cooperate so as to best preserve the value of the Mark and the Company Name. Section 3, this Section 5.6, and Sections 7.2, 7.3, 8 and 9 shall survive termination of this Agreement.

6. Infringement. Each Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Mark or the Company Name. Licensor shall have the sole right to bring any Action to remedy the foregoing, and each Licensee shall cooperate with Licensor in same, at Licensor’s expense.

7. Representations and Warranties; Limitations.

Section 7.1. Each party represents and warrants to the other party that:

(a) This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b) The warranting party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder; and

(c) The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 7.2. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARK OR THE COMPANY NAME, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE COMPANY NAME IS ON AN “AS-IS” BASIS.

Section 7.3. EXCEPT WITH RESPECT TO LICENSEES’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 8, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. Indemnification.

Section 8.1. Indemnity by Licensee. Each Licensee severally will defend at its expense, indemnify and hold harmless Licensor and its affiliates and their respective directors, officers, employees, agents and representatives from any losses, liabilities, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by any Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder; (ii) Licensee’s operation of the Licensee Business; or (iii) any claim that any Licensees’ use of the Mark, other than as explicitly authorized by this Agreement, infringes the rights of a third party. For the sake of clarity, the Advisor is not liable hereunder for any act or omission of the other Licensees, or any other entity.

Section 8.2. Indemnification Procedure. Licensor will promptly notify Licensees in writing of any indemnifiable claim and promptly as practicable tender its defense to Licensees. Any delay in such notice will not relieve any Licensee from its obligations to the extent it is not materially prejudiced thereby. Licensor will cooperate with Licensees, at Licensees’ expense. No Licensee may settle any indemnified claim without Licensor’s prior, written consent, in Licensor’s sole discretion. Licensor may participate in its defense with counsel of its own choice at its own expense.

9. Assignments. No Licensee may assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Mark, in whole or in part, without the prior written consent of Licensor in its sole discretion. For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of any Licensee shall be deemed an “assignment” requiring such consent, regardless of whether such Licensee is the surviving entity. Licensees acknowledge that their identity is a material condition that induced Licensor to enter into this Agreement. Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement. In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

10. Miscellaneous.

Section 10.1. Notice. Any notices that may or are required to be given hereunder by any party to another shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the second following business day (or third following business day if mailed outside the United States) or (iii) delivered by electronic mail, when received:

LICENSOR:	LICENSEES:

Starwood Capital Group, L.L.C.	Starwood Real Estate Income Trust, Inc.
591 West Putnam Avenue	1601 Washington Avenue, Suite 800
Greenwich, CT 06830	Miami Beach, FL 33139
Attention: Ellis Rinaldi, Executive	Attention: [ ]
Vice President and General Counsel
Facsimile: 203.422.7873	Facsimile: [ ]

Starwood REIT Advisors, L.L.C.
1601 Washington Avenue, Suite 800
Miami Beach, FL 33139
Attention: [ ]
Facsimile: [ ]

Starwood REIT Operating Partnership, L.P.
1601 Washington Avenue, Suite 800
Miami Beach, FL 33139
Attention: [ ]
Facsimile: [ ]

Section 10.2. Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements (including, without limitation, any prior agreements between or among any of the REIT, the OP and the Advisor), understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof

Section 10.3. Recordal of Licenses. Licensees shall be entitled to (i) record a “short form” of this Agreement, but not this Agreement in its entirety, in those jurisdictions requiring such a recordal; and/or (ii) enter each Licensee as a registered or authorized user of the Mark in those jurisdictions requiring such a recordal. Licensees shall bear all costs related to such a recordal, and Licensor shall provide all commercially reasonable support necessary to effect such recordal of this Agreement.

Amendments. Neither this Agreement, nor any terms hereof, may be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

Section 10.4. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATE DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE LAYING OF VENUE IN SUCH COURT.

Section 10.5. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT.

Section 10.6. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.7. Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of this Agreement, and all matters incident thereto.

Section 10.8. Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

Section 10.9. Counterparts. This Agreement may be executed by the parties to this Agreement in any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

Starwood Capital Group, L.L.C.	Starwood Real Estate Income Trust, Inc.
(Licensor)	(REIT)

By:	By:
Name:	Name:
Title:	Title:

Starwood REIT Advisors, L.L.C.
(Advisor)

By
Name:
Title:

Starwood REIT Operating Partnership, L.P.
(Advisor)

By:
Name:
Title:

Exhibit A

Marks Attached

Exhibit B

Starwood Real Estate Income Trust, Inc.

Starwood REIT Advisors, L.L.C.

Starwood REIT Operating Partnership, L.P.

www.starwoodNAV.reit